                                                                 EXHIBIT 3(i)(b)

             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

                                       OF

                              MILLENIA CORPORATION

                              A Nevada Corporation

     MILLENIA CORPORATION, a Corporation formed under the Nevada Corporate Code of the State of Nevada.

     The undersigned, the President and the Secretary of MILLENIA CORPORATION certify that by majority vote of the shareholders and majority vote of the BOARD OF DIRECTORS at a meeting held on NOVEMBER 29th, 1997, and which was called for the purpose of amending the Articles of Incorporation of MILLENIA CORPORATION, an appropriate majority of the holders of shares of each class entitled to vote authorized the following amendment of the Articles of
Incorporation:

     RESOLVED, that SECTION NUMBER IV OF MILLENIA CORPORATION RESTATED AND AMENDED ARTICLES OF INCORPORATION FILED WITH THE NEVADA SECRETARY OF STATE ON NOVEMBER 3, 1994 SHALL HEREBY BE AMENDED AND SHALL NOW PROVIDE THAT:

SECTION NUMBER OF THE NEVADA CORPORATE STATUTES 78:320 PARAGRAPH (1) A AND B SHALL BE THE BASIS FOR THE HEREIN BELOW AMENDED ARTICLES OF INCORPORATION, "THE TOTAL AUTHORIZED CAPITAL STOCK WILL BE ONE HUNDRED MILLION SHARES (100,000,000) EACH HAVING A PAR VALUE OF $.001 PER SHARE, OF WHICH NINETY MILLION SHALL BE COMMON SHARES AND TEN MILLION SHALL BE PREFERRED SHARES. THE POWERS, PREFERENCES, AND/OR SERIES, OR BONDS, CERTIFICATES OF INDEBTEDNESS, DEBENTURES OR OTHER SECURITIES CONVERTIBLE INTO OR

EXCHANGEABLE FOR STOCK, OR CARRY ANY RIGHTS TO PURCHASE SHARES OF ANY CLASS OR SERIES, BUT ANY SUCH UNISSUED STOCK, SERIES OF STOCK OR ANY RIGHTS TO PURCHASE STOCK, MAY BE ISSUED AND DISPOSED OF PURSUANT TO RESOLUTION OF BOARD OF DIRECTORS TO SUCH PERSONS, FIRMS, OR OTHERS AND ON SUCH TERMS AS MAY BE DEEMED ADVISABLE BY THE BOARD OF DIRECTORS IN ITS DISCRETION; FURTHER, THE HOLDERS OF COMMON STOCK SHALL NOT HAVE THE RIGHT TO CUMULATE THEIR VOTES FOR THE ELECTION OF DIRECTORS OR FOR ANY OTHER PURPOSE; AND NO SHAREHOLDER SHALL HAVE THE RIGHT TO DEMAND PAYMENT FOR HIS SHARES IN THE EVENT OF A CONTROL SHARE ACQUISITION AS PROVIDED IN THE CONTROL SHARE ACQUISITION ACT, AS IT MAY FROM TIME TO TIME BE AMENDED OR ANY SUCCESSOR PROVISION THERETO, WHICH SHALL NOT BE APPLICABLE TO MILLENIA CORPORATION.

DATED THIS 16TH DAY OF DECEMBER 1997

                                    MILLENIA CORPORATION

                                    By /s/ AL TARALLO
                                      -------------------------
                                      AL TARALLO, President

                                       /s/ HAROLD GREENBERG
                                      ---------------------------
                                      HAROLD GREENBERG, Secretary

[SEAL]

                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                       OF

                              MILLENIA CORPORATION

                              A Nevada Corporation



    The undersigned, being the President and Secretary of MILLENIA CORPORATION, a Nevada corporation, hereby certify this by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on the 29th day of November, 1997, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

     The undersigned further certify that the original Articles of Incorporation of [CORPORATION NAME] was filed with the Secretary of State of Nevada on the 11 day of October, 1993, and a Certified copy of said Articles were filed with the Carson City Clerk on the 3 day of November, 1994. The undersigned further certify that Section 4 of the Articles of Incorporation filed on the 3 day of November, 1994, herein is amended to read as follows:

         "The total authorized capital stock will be one hundred million shares (100,000,000) such having a par value of $0.001 per share."

    The undersigned hereby certify that they have examined this Certificate Amending the Article of Incorporation heretofore filed with the Secretary of State of Nevada.



DATED this 16 day of December, 1997.



                                       /s/ Al Tarallo
                                       -------------------------------------
                                       AL TARALLO, President




                                      /s/ Harold Greenberg
                                      --------------------------------------
                                      HAROLD GREENBERG, Secretary

                            SHAREHOLDERS' RESOLUTION

                APPROVING AMENDMENT TO ARTICLES OF INCORPORATION

                                       OF

                              MILLENIA CORPORATION

                              A Nevada Corporation

     WHEREAS, the Board of Directors of MILLENIA CORPORATION has voted in favor of amending the Corporation's Articles of Incorporation as set forth below, and

     WHEREAS, the shareholders of the MILLENIA CORPORATION by this resolution do approve of the amendment proposed by the Directors and set out below, it is hereby:

     RESOLVED, that Section NUMBER IV OF THE RESTATED AND AMENDED ARTICLES OF INCORPORATION FILED WITH THE NEVADA SECRETARY OF STATE ON NOVEMBER 3, 1994 of the Corporation's Articles of Incorporation are amended and shall now provide that:

     THAT SECTION NUMBER OF THE NEVADA CORPORATION STATUES 78:320 PARAGRAPH (1) A AND B SHALL BE THE BASIS FOR THE HEREIN BELOW AMENDED ARTICLES OF INCORPORATION, MILLENIA CORPORATION SHALL HAVE AUTHORITY TO ISSUE A TOTAL OF 100,000,000 SHARE OF COMMON STOCK, PAR VALUE 0.001 PER SHARE. THE POWERS, PREFERENCES, AND/OR SERIES, OR BONDS, CERTIFICATES OF INDEBTEDNESS, DEBENTURES OR OTHER SECURITIES CONVERTIBLE INTO OR EXCHANGEABLE FOR STOCK, OR CARRYING ANY RIGHTS TO PURCHASE SHARES OF ANY CLASS OR SERIES, BUT ANY SUCH UNISSUED STOCK, SERIES OF STOCK OR ANY RIGHTS TO PURCHASE STOCK, MAY BE ISSUED AND DISPOSED OF PURSUANT TO RESOLUTION OF BOARD OF DIRECTORS TO SUCH PERSONS, FIRMS, OR

OTHERS AND ON SUCH TERMS AS MAY BE DEEMED ADVISABLE BY THE BOARD OF DIRECTORS IN IT'S SOLE DISCRETION; FURTHER, THE HOLDERS OF COMMON STOCK SHALL NOT HAVE THE RIGHT TO CUMULATE THEIR VOTES FOR THE ELECTION OF DIRECTORS OR FOR ANY OTHER PURPOSE; AND NO SHAREHOLDER SHALL HAVE THE RIGHT TO DEMAND PAYMENT FOR HIS SHARES IN THE EVENT OF A CONTROL SHARE ACQUISITION AS PROVIDED IN THE CONTROL SHARE ACQUISITION ACT, AS IT MAY FROM TIME TO TIME BE AMENDED OR ANY SUCCESSOR PROVISION THERETO, WHICH SHALL NOT BE APPLICABLE TO MILLENIA CORPORATION.]

     IT IS FURTHER RESOLVED, that the shareholders by this resolution do hereby authorize and direct the Chairperson and Secretary of this meeting to make, execute and acknowledge a sealed certificate of the Corporation setting out the above resolution and to do everything necessary for the certificate to be filed with the appropriate State office.

     IT IS FURTHER RESOLVED, that, once the amendment has been filed and recorded with the Nevada Secretary of State's office, a duplicate copy of the amendment as returned by the State shall be attached to the minutes of this meeting.

     IN WITNESS THEREOF, I have affixed my name as Secretary of MILLENIA CORPORATION and have attached the seal of MILLENIA CORPORATION to this Resolution.



DATED this 29TH DAY OF NOVEMBER 1997.


                                      /s/  Harold Greenberg
                                      ---------------------------
                                      HAROLD GREENBERG, Secretary

[SEAL]